Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-130055, 033-54959, 033-60005, 333-88786, 333-98913, 333-98915 and 333-109863 on Form S-8 of our report dated March 15, 2006, relating to the financial statements and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Longs Drug Stores Corporation for the year ended January 26, 2006.

/s/ Deloitte & Touche LLP

San Francisco, California

March 15, 2006